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                                                                 EXHIBIT 99.2(b)


                                 REVOCABLE PROXY
                               UNITY SAVINGS BANK
                         SPECIAL MEETING OF SHAREHOLDERS
                                 _________, 1997

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS OF UNITY SAVINGS BANK

         The undersigned shareholder of Unity Savings Bank ("Unity") hereby nominates, constitutes and appoints ______ and ______, or either of them, as proxy or proxies for the undersigned, each with full power of substitution and resubstitution, to vote all of the common shares of Unity which the undersigned is entitled to vote at the Special Meeting of Shareholders of Unity to be held on ______, 1997, at _____m., local time, and at any adjournment thereof (the "Special Meeting"), on the following matters, which are described in the accompanying Prospectus and Proxy Statement:

1. The adoption of the Agreement and Plan of Merger, dated as of April 28, 1997, by and between Unity and Oak Hill Banks and the Supplemental Agreement, dated as of April 28, 1997, by and among Unity, Oak Hill Banks and Oak Hill Financial, Inc,; and

                         / / FOR   / / AGAINST   / / ABSTAIN

2. In their discretion, upon such other matters as may properly come before the Special Meeting.


       THE BOARD OF DIRECTORS OF UNITY RECOMMENDS A VOTE FOR THE PROPOSAL.

         PLEASE SIGN AND DATE THIS REVOCABLE PROXY ON THE REVERSE SIDE.


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         Unless this proxy is revoked, the shares represented by this revocable proxy will be voted as directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED FOR THE PROPOSALS.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Shareholders of Unity and of the accompanying Prospectus and Proxy Statement is hereby acknowledged.

         Without affecting any vote previously taken, this Revocable Proxy may be revoked by the undersigned at any time before it is exercised (i) by filing with Unity, at the address Unity set forth on the Notice of the Special Meeting, written notice of such revocation, (ii) by executing a later-dated proxy which is received by Unity prior to the Special Meeting; or (iii) by attending the Special Meeting and giving notice of such revocation in person.

    IF YOU ARE PLANNING TO ATTEND THE SPECIAL MEETING, PLEASE CHECK THIS BOX.

                                       / /

NOTE: Please sign your name exactly as it appears on your stock certificate(s). Jointly owned shares require only one signature. Executors, Administrators, Trustees, Guardians, Attorneys and Agents should given their full titles.


_______________________________             _______________________________
Signature                                   Signature

_______________________________             _______________________________
Print or Type Name                          Print or Type Name

Dated:_________________________             Dated:_________________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.